Exhibit 32

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Suzanne Sitherwood, Chairman of the Board and Chief Executive Officer of Alabama Gas Corporation, hereby certify that

(a)
To the best of my knowledge, the accompanying report on Form 10-Q for the quarter ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-Q for the quarter ended December 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Alabama Gas Corporation.

Date:	February 4, 2015	Signature:	/s/ Suzanne Sitherwood
Suzanne Sitherwood
Chairman of the Board and Chief Executive Officer

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Steven P. Rasche, Director and Chief Financial Officer of Alabama Gas Corporation, hereby certify that

(a)
To the best of my knowledge, the accompanying report on Form 10-Q for the quarter ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-Q for the quarter ended December 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Alabama Gas Corporation.

Date:	February 4, 2015	Signature:	/s/ Steven P. Rasche
Steven P. Rasche
Chief Financial Officer